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                                                                    Exhibit 99.2


COMPUTER ASSOCIATES PRICES $400 MILLION CONVERTIBLE SENIOR NOTE OFFERING

ISLANDIA, N.Y., December 5, 2002 - Computer Associates International, Inc. (NYSE: CA) today announced the pricing of a private offering of $400 million of Convertible Senior Notes due in 2009 to be issued pursuant to Rule 144A and offshore under Regulation S. The Notes will bear interest at a rate of 1 5/8 percent per annum and will be convertible into the company's common stock at a conversion price of $20.04 per share.

The company also has granted to the initial purchasers of the Notes an option to purchase up to an additional $60 million principal amount of Notes.


CA expects to use part of the proceeds to enter into a call spread repurchase transaction on its common stock to limit exposure to potential dilution from conversion of the Notes. In connection with the call spread repurchase transaction, the initial purchasers will take positions in CA's common stock in secondary market transactions and/or will enter into various derivative transactions after the pricing of the Notes. The balance of the proceeds will be used to refinance existing indebtedness and for general corporate purposes.


At the initial conversion price, each $1,000 principal amount of notes will be convertible into approximately 49.9002 shares of the company's common stock. The initial conversion price represents a 38 percent premium over the last reported sale of the company's stock on December 5, 2002, which was $14.52 per share.


The Notes are not redeemable.


The securities to be offered have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and unless so registered, may not be offered or sold in the United State except pursuant to an exemption from, or in a transaction not subject to, the registration requirement of the securities Act and applicable state securities laws.


This press release shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

About Computer Associates

Computer Associates International, Inc. (NYSE: CA) delivers The Software That Manages eBusiness. CA's world-class solutions address all aspects of eBusiness management through industry-leading brands: Unicenter for infrastructure management, eTrust for security management, BrightStor for storage management, CleverPath for portal and business intelligence, AllFusion for application life cycle management, Advantage for data management and application development, and Jasmine for object-oriented database technology. Founded in 1976, CA serves organizations in more than 100 countries, including 99 percent of the Fortune 500 companies. For more information, visit http://ca.com .


Cautionary Statement: CA's statements in this press release that are not historical facts and that relate to future plans or events are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include CA's intention to raise proceeds through the offering and sale of convertible senior notes, the intended use of proceeds and the anticipated terms of such notes. There can be no assurance that CA will complete the offering on the anticipated terms or at all. CA's ability to complete the offering will depend, among other things, on market conditions. CA's actual results could differ materially from those projected or forecasted in the forward-looking statements. Important factors that could cause actual results to differ materially include: risks and instability associated with changes in the company's business model; risks associated

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with changes in the way in which the company accounts for license revenue; the difficulty of making financial projections resulting from the significant percentage of CA's quarterly contracts consummated in the last few days of the quarter; the emergence of new competitive initiatives resulting from rapid technological advances or changes in pricing in the market; market acceptance of new products and services and continued acceptance of existing products and services; risks associated with the entry into new markets; the risks associated with integrating acquired businesses and technologies; the effects of war or acts of terrorism; dependency on large dollar licensing transactions; the outcome of pending or future governmental inquiries; delays in product delivery; reliance on mainframe capacity growth; the ability to recruit and retain qualified personnel; business conditions in the distributed systems and mainframe software and hardware markets; uncertainty and volatility associated with Internet and eBusiness related activities; use of software patent rights to attempt to limit competition; adverse results of litigation; fluctuations in foreign currency exchange rates and interest rates; the volatility of the international marketplace; uncertainties relative to global economic conditions; and other risks described in filings with the Securities and Exchange Commission, which are available at www.sec.gov. CA assumes no obligation to update the information in this press release.




(C)2002 Computer Associates International, Inc. One Computer Associates Plaza, Islandia, N.Y. 11749. All trademarks, trade names, service marks, and logos referenced herein belong to their respective companies.